UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 25, 2020

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On June 25, 2020, the Board of Directors (the “Board”) of VAALCO Energy, Inc. (the “Company”) appointed Bradley L. Radoff to serve on the Board. Mr. Radoff will serve as the designee of Group 42, Inc., Paul A. Bell, Michael Keane, BLR Partners LP, BLRPart, LP, BLRGP Inc., Fondren Management, LP, FMLP Inc., The Radoff Family Foundation and Bradley L. Radoff (collectively, the “Group 42-BLR Group”), in accordance with the terms of the Settlement Agreement dated December 22, 2015 between the Company and the Group 42-BLR Group (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the Company agreed to nominate a Group 42-BLR Group designee to the Board at each stockholder meeting, or otherwise appoint a Group 42-BLR Group designee to the Board to replace a prior designee who ceased to be a director for any reason, until the Group 42-BLR Group ceases to own 5% or more of the issued and outstanding shares of Company common stock or until the Settlement Agreement is otherwise terminated.

Mr. Radoff will serve on the Audit Committee and the Strategic Committee. Mr. Radoff will be entitled to receive the standard compensation package for the Company’s non-employee directors, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2020 (the “Proxy Statement”). On June 25, 2020, the Compensation Committee awarded 65,041 restricted shares to Mr. Radoff under the 2020 LTIP (as defined below) and pursuant to the terms of the Director RSA Agreement (as defined below).

Mr. Radoff has served as Principal of Fondren Management LP, a private investment management company, since January 2005. Mr. Radoff previously served as a Portfolio Manager at Third Point LLC and as a Managing Director of Lonestar Capital Management LLC. Mr. Radoff currently serves as a director on the board of Support.com and previously served on the board of Pogo Producing Company from March 2007 to November 2007 prior to its sale to Plains Exploration. Mr. Radoff graduated summa cum laude with a B.S. in Economics from The Wharton School, University of Pennsylvania.

There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Radoff has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

2020 Long Term Incentive Plan and Related Form Award Agreements

As described in Item 5.07 of this Current Report on Form 8-K (this “Current Report”), on June 25, 2020, at the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), the Company’s stockholders approved the VAALCO Energy, Inc. 2020 Long Term Incentive Plan (the “2020 LTIP”). A description of the material terms of the 2020 LTIP was included under the heading “Proposal No. 4—Approval of the VAALCO Energy, Inc. 2020 Long Term Incentive Plan” in the Proxy Statement. Such description is qualified in its entirety by reference to the full text of the 2020 LTIP, see Exhibit 10.1 to this Current Report for further information.

On June 25, 2020, the Company adopted (i) a form of Restricted Stock Award Agreement for directors of the Company (the “Director RSA Agreement”), (ii) a form of Restricted Stock Award Agreement for employees of the Company, including executive officers (the “Employee RSA Agreement”) and (iii) a form of Nonqualified Stock Option Agreement for the Company’s executive officers (the “Stock Option Agreement” and, collectively with the Director RSA Agreement and the Employee RSA Agreement, the “Award Agreements”), in each case under the 2020 LTIP.

Pursuant to the Director RSA Agreement, all restricted shares will become fully vested on the earlier of (i) the first anniversary of the date of grant and (ii) the first annual meeting of stockholders following the date of grant (but not less than fifty (50) weeks following the date of grant), provided that the director then is, and continuously from the date of grant has been, a director and there has not been a Termination of Service (as defined in the 2020 LTIP) before the applicable vesting date. The restricted shares will automatically become 100% vested as of the date of a Change in Control (as defined in the 2020 LTIP) or upon a Termination of Service due to the director’s death or Total and Permanent Disability (as defined in the 2020 LTIP). If the director incurs a Termination of Service from the Board for any reason other than the director’s death or Total and Permanent Disability, and prior to the earlier of (x) the completion of the director’s current term and (y) the first anniversary of the date of grant, any unvested restricted shares will be forfeited.

Pursuant to the Employee RSA Agreement, restricted shares will vest in three equal tranches over a three-year period, with the first tranche vesting on the first anniversary of the date of grant and the remaining tranches vesting on subsequent anniversaries of such date, in each case provided that the employee then is, and continuously from the date of grant has been, an employee of the Company and there has not been a Termination of Service before the applicable vesting date. Notwithstanding the foregoing vesting schedule, all unvested restricted shares will automatically become 100% vested as of the date of a Change in Control or upon a Termination of Service that is due to (i) the employee’s death or Total and Permanent Disability or (ii) the employee’s Retirement (as defined in the 2020 LTIP) at or after attaining (A) age 65 and (B) at least 10 years of employment service to the Company (“Qualified Retirement”). Upon a Termination of Service due to the employee’s Retirement at or after attaining age 65 but without 10 years of employment service to the Company (“Unqualified Retirement”), any unvested restricted shares will immediately terminate, and no further vesting will occur.  If the employee incurs a Termination of Service for any reason other than Retirement, death or Total and Permanent Disability, any unvested restricted shares will be forfeited.

Pursuant to the Stock Option Agreement, options will vest according to the following schedule, provided that the employee remains employed by the Company on the applicable vesting date: (i) options for one-third of the shares covered by the applicable Stock Option Agreement will vest on the later of (A) the first anniversary of the date of grant and (B) the date on which the Company’s stock price, determined using a 30-day average, has appreciated 15% from the stock price on the date of grant; (ii) options for one-third of the shares covered by the applicable Stock Option Agreement will vest on the later of (A) the second anniversary of the date of grant and (B) the date on which the Company’s stock price, determined using a 30-day average, has appreciated 32.5% from the stock price on the date of grant; and (iii) options for the remaining one-third of the shares covered by the applicable Stock Option Agreement will vest on the later of (A) the third anniversary of the date of grant and (B) the date on which the Company’s stock price, determined using a 30-day average, has appreciated 52.5% from the stock price on the date of grant. Notwithstanding the foregoing vesting schedule, pursuant to the Stock Option Agreement, all options will become 100% vested as of the date of (x) a Change in Control, (y) the employee’s Termination of Service due to death or Total and Permanent Disability or (z) the employee’s Termination of Service due to Qualified Retirement. Upon a Termination of Service due to Unqualified Retirement, any unvested options will immediately terminate, and no further vesting will occur. The entire option, including any vested portion thereof, will expire and terminate on the date of a Termination of Service for Cause (as defined in the Stock Option Agreement). In the case of a Termination of Service due to death or Total and Permanent Disability, any vested options will expire on the one-year anniversary of such Termination of Service. In the case of a Termination of Service due to Retirement, any vested options will expire six months after the date of such Termination of Service. If the employee incurs a Termination of Service for any reason other than Cause, Retirement, death or Total and Permanent Disability, then any unvested options will immediately expire on the date of such Termination of Service and any vested options will expire to the extent not exercised within 120 days after such Termination of Service.

In connection with the adoption of the Award Agreements, on June 25, 2020 the Compensation Committee awarded (i) restricted shares and stock options to the Company’s executive officers under the 2020 LTIP and pursuant to the Employee RSA Agreement and the Stock Option Agreement, respectively, and (ii) restricted shares to the Company’s directors under the 2020 LTIP and pursuant to the Director RSA Agreement.

The foregoing descriptions of the Award Agreements are qualified in their entirety by reference to the full text of the Director RSA Agreement, the Employee RSA Agreement and the Stock Option Agreement, copies of which are attached as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report and are incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on June 25, 2020. A total of 47,549,151 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal was included in the Proxy Statement.

Proposal No. 1: Election of four directors, each to serve for a one-year term

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Cary M. Bounds	26,316,977	3,616,000	17,616,174
Andrew L. Fawthrop	25,557,601	4,375,376	17,616,174
George Maxwell	26,128,131	3,804,846	17,616,174
Cathy Stubbs	26,140,552	3,792,425	17,616,174

Proposal No. 2: Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020

Votes Cast For	Votes Cast Against	Abstentions
44,313,155	2,678,593	557,403

Proposal No. 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
24,698,028	5,104,775	130,174	17,616,174

Proposal No. 4: Approval of the 2020 LTIP

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
25,728,799	4,088,386	115,792	17,616,174

Each of the proposals acted upon by the Company’s stockholders at the Annual Meeting was approved by the requisite vote.

Item 7.01. Regulation FD Disclosure.

On June 25, 2020, the Company issued a press release announcing the election of George Maxwell and Cathy Stubbs to the Board at the Annual Meeting, the respective committee and committee chairperson appointments for Ms. Stubbs and Mr. Maxwell, and the appointment of Mr. Radoff to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The information in Item 7.01 of this Current Report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	VAALCO Energy, Inc. 2020 Long Term Incentive Plan (filed as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2020, and incorporated herein by reference).
10.2	Form of Restricted Stock Award Agreement (Director) under the VAALCO Energy, Inc. 2020 Long Term Incentive Plan.
10.3	Form of Restricted Stock Award Agreement (Employee) under the VAALCO Energy, Inc. 2020 Long Term Incentive Plan.
10.4	Form of Nonqualified Stock Option Agreement under the VAALCO Energy, Inc. 2020 Long Term Incentive Plan.
99.1	Press release, dated June 25, 2020, issued by VAALCO Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: June 30, 2020
	By:	/s/ Jason Doornik
	Name:	Jason Doornik
	Title:	Chief Accounting Officer and Controller